Exhibit 15.3

Our ref	VSL/658613-000001/12704166v1
Direct tel	+852 3690 7513
Email	vivian.lee@maplesandcalder.com

Noah Holdings Limited

No. 1687 Changyang Road

Changyang Valley, Building 2

Shanghai 200090

People’s Republic of China

30 April 2018

Dear Sir

Noah Holdings Limited

We have acted as legal advisers as to the laws of the Cayman Islands to Noah Holdings Limited, an exempted limited liability company incorporated in the Cayman Islands (the "Company"), in connection with the filing by the Company with the United States Securities and Exchange Commission (the "SEC") of an annual report on Form 20-F for the year ended 31 December 2017 ("Form 20-F”).

We hereby consent to the reference of our name under the heading “Item 3.D Risk Factors” in the Form 20-F, and further consent to the incorporation by reference of the summary of our opinion under this heading into the Company’s registration statements on Form S-8 (File No. 333-171541) that was filed on 5 January 2011 and Form S-8 (File No. 333-222342) that was filed on 29 December 2017.

Yours faithfully

Maples and Calder (Hong Kong) LLP

Maples and Calder (Hong Kong) LLP

53rd Floor The Center 99 Queen’s Road Central Hong Kong

Tel + 852 2522 9333 Fax +852 2537 2955 maplesandcalder.com

Resident Hong Kong Partners: Mark Western (British Virgin Islands), Anthony Webster (Cayman Islands), Greg Knowles (British Virgin Islands)

Mac Imrie (Cayman Islands), Stacey Overholt (England and Wales), John Trehey (New Zealand), Nick Harrold (England and Wales), Ann Ng (Victoria (Australia))

James Gaden (New South Wales (Australia)), Terence Ho (New South Wales (Australia)), Justin Pennay (Cayman Islands), L.K. Kan (England and Wales),

W.C. Pao (England and Wales), Richard Spooner (England and Wales), Sharon Yap  (New Zealand), Aisling Dwyer (British Virgin Islands), Matthew Robert (Western Australia (Australia))

Registered Foreign Lawyers: Michelle Lloyd (Ireland), Caitriona Carty (Ireland)

Cayman Islands and British Virgin Islands Attorneys at Law | Offices: British Virgin Islands, Cayman Islands, Cayman Islands, Dubai, Dublin, Hong Kong, London, Sigapore